Thrivent Retirement Choice Variable Annuity
Issued by Thrivent Financial for Lutherans

Summary Prospectus for New Investors
April 30, 2021
This Summary Prospectus summarizes key features of the Thrivent Retirement Choice Variable Annuity Contract. Before you invest, you should review the statutory prospectus for the Contract, which contains more information about the features, benefits and risks. You can find this document and other information about the Contract online at dfinview.com/Thrivent/RetirementChoice. You can also obtain this information at no cost by calling 1-800-847-4836, or by sending an email request to mail@thrivent.com.
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YOU MAY CANCEL YOUR CONTRACT WITHIN 10 DAYS OF RECEIVING IT
WITHOUT PAYING FEES OR PENALTIES.
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In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total contract value. You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the shareholder reports for Portfolios available under your Contract will no longer be sent by mail, unless you specifically request paper copies of the reports from Thrivent or from your financial professional. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from Thrivent electronically by calling our Service Center at 1-800-847-4836 or by signing up for electronic delivery on our website at www.thrivent.com/gopaperless.
You may elect to receive all future reports in paper free of charge. You can inform Thrivent that you wish to continue receiving paper copies of your shareholder reports by calling our Service Center at 1-800-847-4836. Your election to receive reports in paper will apply to all Portfolios that correspond to Subaccounts available under your Contract.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.
The Securities and Exchange Commission has not approved or disapproved this contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

Important Information You Should Consider About the Contract
FEES AND EXPENSES
Charges for Early Withdrawals	If you withdraw money from the Contract within 7 years of your last premium payment, you will be assessed a surrender charge. Each premium payment will have its own 7-year surrender charge. The maximum surrender charge is 7% during the first two years and decreases by 1% for the next five years. If you make an early withdrawal, you could pay a surrender charge of up to $7,000 on a $100,000 investment.
Transaction Charges	In addition to surrender charges, there may also be charges for other transactions. Such as a transfer fee of $25 for exceeding 24 transfers in a Contract Year. You will also pay a fee if you request a wire transfer of funds from your Contract to your financial institution. Your financial institution may also charge a fee to receive a wire. You will also pay a fee if you request to have a check sent to you using an overnight mail service.
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
	Annual Fee	Minimum	Maximum
	Base Contract (as a percentage of daily net assets in the Portfolios)	1.25%	1.25%
	Investment options portfolio fees and expenses (as a percentage of daily net assets).	0.24%	3.90%
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	Current	Maximum
	Thrivent Income Builder (GLWB) Rider Charge (as a percentage of the benefit base)	1.30%	2.50%
	Maximum Anniversary Death Benefit (MADB) Rider Charge (as a percentage of the MADB value)	0.25%	0.50%
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $1,507	Highest Annual Cost: $6,973
	Assumes:	Assumes:
	♦ Investment of $100,000	♦ Investment of $100,000
	♦ 5% annual appreciation	♦ 5% annual appreciation
	♦ Least expensive Portfolio fees and expenses	♦ Most expensive Portfolio fees and expenses
	♦ No optional benefits	♦ Most expensive optional benefit
	♦ No sales charges	♦ No sales charges
		♦ No additional premium payments, transfers or withdrawals	♦ No additional premium payments, transfers or withdrawals

RISKS
Risk of Loss	You can lose money investing in the Contract.
Not a Short-Term Investment	Not a short-term investment. Not appropriate for you if you need ready access to cash. Each premium payment has a 7-year surrender charge that may decrease the surrender value.
Risk Associated with Investment Options	An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the portfolios available under the Contract. Each investment option (including the fixed account) will have its own unique risks, and you should review these investment options before making an investment decision.
Insurance Company Risks	Investment in the Contract is subject to the risks related to Thrivent. Any obligations, guarantees or benefits are subject to the claims-paying ability of Thrivent. More information about Thrivent, including its financial strength ratings are available upon request by calling (800) 847-4836 or by sending an email to mail@thrivent.com.
RESTRICTIONS
Investments	The amount transferred from the fixed account in any Contract Year may not exceed the greater of $500 or 25% of the Accumulated Value in the Fixed Account.We reserve the right to remove or substitute investment options.If you select the Thrivent Income Builder (GLWB) Rider, you will be limited in how much of the Accumulated Value can allocated to the various investment options. We reserve the right to not allow certain Portfolios to be used with the GLWB Rider. You will receive notice if Thrivent changes investment restrictions
Optional Benefits	You may only select the MADB Rider or the GLWB Rider at the time of Contract application. Only one optional benefit may be selected. Withdrawals that exceed the limits of the GLWB rider may reduce the benefit base by an amount greater than the value withdrawn or could terminate the benefit. The MADB is decreased by the same proportion as the Accumulated Value was decreased by a partial surrender. This may reduce the rider value by an amount greater than the value withdrawn.
TAXES
Tax Implications	You should consult with a tax professional to determine the tax implications of an investment in and premium payments received under the Contract. There is no additional tax benefit if the Contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.
CONFLICTS OF INTEREST
Investment Professional Compensation	Financial professionals receive compensation for selling the Contracts. The financial professional will receive a base commission and may also receive trailing compensation for the servicing of the Contract, as well as compensation based on the Contracts’ Accumulated Value. Financial professionals may have an incentive to offer or recommend the Contract over another investment.
Exchanges	Some financial professionals may have a financial incentive to offer you a new contract in place of the one they already own. You should only exchange your Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is preferable for you to purchase the new Contract rather than continue to own the existing contract.

Overview of the Contract
What is the Contract, and what is it designed to do?
The Contract is an individual flexible premium deferred variable annuity contract, offered by Thrivent Financial for Lutherans, (“Thrivent”, “we”, “us”, or “our”), a fraternal benefit society organized under Wisconsin law. The Contract is intended to help the investor accumulate assets through an investment in one or more portfolios or the Fixed Account. The Contract offers an optional living benefit that may help provide or supplement retirement income and also offers an optional death benefit that may increase the amount paid to the beneficiary, upon the death of the Owner.
For whom is the Contract appropriate?
The Contract may be appropriate if you have a long-term investment horizon and is not needed for short-term investment. It is therefore not appropriate for people who may need to make early or frequent withdrawals or who intend to engage in frequent trading. You may want to consult your financial or tax advisor.
What are the phases of the Contract?
The Contract has two phases, the accumulation phase and the annuity phase. During the accumulation phase, you may make Premium Payments and transfer Accumulated Value between the various investment options and the Fixed Account, subject to some limitations. Additional information about the available investment options can be found at the end of this document. The Annuity Income payments begin on the Annuity Date. We will pay you the Annuity Income under a settlement agreement according to the annuity settlement option(s) you select. Income can be paid in a fixed amount at agreed upon intervals, for a fixed amount of time, or for your lifetime. Once the Annuity Income payments begin, the investor will receive a stream of income payments, but may be limited from making future withdrawals, depending on the settlement option selected. Optional Living and Optional Death Benefits will terminate upon the election of a Settlement Option.
What are the Contract’s primary features?
The Contract provides the opportunity for tax-deferred growth by allocating the Accumulated Value to a variety of investment options, and the Fixed Account. The Contract offers a Standard Death Benefit, paid if an Owner dies prior to the start of Annuity Payments, and offers both an Optional Living and an Optional Death Benefit for an additional charge. The Contract does allow surrenders, but there may be a surrender charge assessed depending on how much time has passed since the last Premium Payment(s). The Contract also offers Annuity Income payments, by selecting a Settlement Option(s) on or prior to the Annuity Date.

Benefits Available Under the Contract
The following tables summarize information about the benefits under the Contract.
Death Benefits
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Standard Death Benefit	Pays the beneficiary if the owner dies before the Maximum Annuity Date	Standard	None	None	None
Maximum Anniversary Death Benefit (MADB)	May increase the amount of the death benefit if the owner dies before the Maximum Annuity Date	Optional	0.50% [1]	0.25% [1]	Only available at issue if no more than issue age nearest 75. This is not available is GLWB Rider is selected.
Living Benefit
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Thrivent Income Builder Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider	Allows you to withdraw up to a Guaranteed Annual Withdrawal amount each Contract year for as long as the Thrivent Income Builder is inforce.	Optional	2.50% [2]	1.30% [2]	Only available at issue. Issue age muse be at least 50. This is not available if the MADB is selected.
[1]	The MADB Rider Charge will be deducted from the Accumulated Value. It will be deducted from the Fixed Account and the Portfolios of the Variable Account on a pro rata basis according to the ratio of the Accumulated Value in the Fixed Account and each Portfolio of the Variable Account to the Accumulated Value of the contract as of the Rider Quarterly Anniversary. On the day of the MADB Rider Charge, the amount of the charge is determined by multiplying the MADB by the MADB Charge Rate and dividing by 4. The first MADB Rider Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the MADB Rider Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period that started on the Rider Date of Issue. If the market is closed on the date the MADB Rider Charge should be processed, the charge will be processed on the next Valuation Date.
[2]	The Thrivent Income Builder (GLWB) Rider Charge will be deducted from the Portfolios of the Variable Account on a pro rata basis according to the ratio of the Accumulated Value in each Portfolio of the Variable Account to the Accumulated Value of the Variable Account as of the Rider Quarterly Anniversary. The Thrivent Income Builder (GLWB) Rider Charge is deducted from the Fixed Account only if the Variable Account is depleted. This charge is deducted quarterly, beginning three months after the Rider Date of Issue, on the same day of the month as the Rider Date of Issue (or if that day does not occur in that month, on the last day of that month). On the day of the Thrivent Income Builder (GLWB) Rider Charge, the amount of the charge is determined by multiplying the GLWB Benefit Base by the Thrivent Income Builder (GLWB) Rider Charge Rate and dividing by 4. The first Thrivent Income Builder (GLWB) Rider Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the Thrivent Income Builder (GLWB) Rider Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period. If the market is closed on the date the Thrivent Income Builder (GLWB) Rider Charge should be processed, the charge will be processed on the next Valuation Date.

Other Benefits
Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Current Fee	Brief Description of Restrictions and Limitations
Annuity Income Payments	Allows the Owner to elect an annuity payout option specified in the Contract.	Standard	None	None	Depending on the option(s) selected, you may not be able to request surrenders.
Fixed Account	Funds in the Fixed Account will be credited with a guaranteed amount of interest. Interest rates are guaranteed for one year.	Standard	None	None	The amount transferred from the Fixed Account in any Contract Year may not exceed the greater of $500 or 25% of the Accumulated Value in the Fixed Account.
Automatic Asset Rebalancing	Asset Rebalancing allows you to elect a specific asset allocation to maintain over time.	Standard	None	None	You may not include the Fixed Account.
Dollar Cost Averaging	Dollar Cost Averaging allows you to have automatic periodic transfers to one or more Subaccounts other than the Fixed Account.	Standard	None	None	You may not Dollar Cost Average into the Fixed Account.
Systematic Partial Surrenders	Allows for ongoing payments drawn from your investment options during the Accumulation Phase.	Standard	None	None	Surrender Charges may apply to amounts in excess of the free amount Taxes or penalties may apply.
10% Free Surrender	10% of the Accumulated Value existing at the time the first surrender is made in a Contract Year.	Standard	None	None	10% free amount is not cumulative.
Confinement of the Owner in a Hospital, Nursing Home, or Hospice	Surrender Charges are waived during or within 90 days after the end of confinement of the owner.	Standard	None	None	Confinement must begin after the Contract has been issued and must continue at least 30 days.
Terminal Illness	Surrender Charges are waived if the Owner has a life expectancy of 12 months or less.	Standard	None	None	Certification from a licensed physician acting within the scope of his or her license will be required.

Buying the Contract
How do I buy the Contract?
In order to purchase a Contract, you must submit an application to us through a financial professional. We only offer the Contract to a member or to a person eligible for membership who is also applying for membership. The Contract may be sold to or in connection with retirement plans that may or may not qualify for special Federal tax treatment under the Internal Revenue Code. Annuity payments under the Contract are deferred until the Maximum Annuity Date.
What are the requirements to buy a Contract?
The minimum acceptable initial premium is $5,000 unless your Contract is issued in connection with a Qualified Plan. If your Contract is issued in connection with a Qualified Plan, the minimum acceptable premium is $2,000. We may, at our discretion, waive this initial premium requirement. You may pay additional premiums under the Contract, but we may choose not to accept any additional premium less than $50. We also reserve the right to limit all premiums paid on the Contract to a total of $1 million.
No premiums are allowed once any Owner reaches Contract Age 88.

Surrenders and Withdrawals
What should I know about surrenders and withdrawals?
If you request a surrender on or before the Maximum Annuity Date, we will pay to you all or part of the Accumulated Value of a Contract after deducting any applicable surrender charge or tax withholdings. Partial surrenders must be for at least $200 and must not reduce the remaining Accumulated Value in the Contract to less than $2,000.
When will you process my request?
Your request will not be processed until we receive it at our Service Center in good order. If we receive your surrender request before the close of regular trading on the New York Stock Exchange, usually 4:00 p.m. Eastern Time, it will receive that day’s valuation. Any surrender which you request will be made at the end of the Valuation Period during which the requirements for surrender are completed. We will pay you the proceeds from a surrender within seven days after the surrender is made.
Are there tax consequences if I take a surrender or withdrawal?
A partial surrender or surrender may result in adverse tax consequences, including the imposition of a 10% federal premature distribution penalty. For all surrenders, you should consider the tax implications of a surrender before you make a surrender request. For more complete instructions pertaining to your individual circumstances, please contact our Service Center at (800) 847-4836.

Additional Information About Fees
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Accumulated Value between investment options. State premium taxes are not currently deducted.
Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments)	0%
Surrender Charge (as a percentage of purchase payments)[1]	7%
Transfer Charge[2]	$25
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio fees and expenses).
If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
Annual Contract Expenses	Maximum	Current
Annual Contract Maintenance Charge[3]	$50	$50
Base Contract Expenses[4]	1.25%	1.25%
Maximum Anniversary Death Benefit (MADB) Rider Charge[5]	0.50%	0.25%
Thrivent Income Builder (GLWB) Rider Charge[6]	2.50%	1.30%
Different fees and charges may apply after the Contract has been annuitized.
Charges after the Annuity Date
Commuted Value Charge (for surrender of settlement option)	0.25%
As a fraternal benefit society, Thrivent is also required to have a Maintenance of Solvency provision applicable only to amounts allocated to the Fixed Account in certain limited conditions.
[1]	We may assess a surrender charge for partial surrenders or surrenders that exceed the free surrender amount. Each Premium Payment will have its own 7-year surrender charge schedule. Earnings in the contract are removed first and always without a surrender charge. Then, premiums are removed from the contract on a first-in, first-out basis and are assessed surrender charges based on full years since allocation. The surrender charge is 7% during the first two years and decreases by 1% for the next five years
[2]	You are allowed 24 transfers each Contract Year. Transfers in excess of 24 will incur a $25 fee.
[3]	We will charge an Annual Contract Maintenance Charge on each Contract Anniversary. The Maximum Annual Contract Maintenance Charge is $50. However, we will waive the charge on any anniversary when the Accumulated Value is $50,000 or more. The charge will be taken from each Portfolio of the Variable Account and from the Fixed Account according to the ratio for this contract of the Accumulated Value in each Portfolio and the Fixed Account to the Accumulated Value of the Contract.
[4]	The guaranteed Maximum Annual Mortality and Risk Charge for the Contract. The risk charge for a Contract pending payout due to a death claim is based on the average daily net assets of the Variable Account and is equal to an annual rate of 0.95%.
[5]	The MADB Rider Charge will be deducted from the Accumulated Value. It will be deducted from the Fixed Account and the Portfolios of the Variable Account on a pro rata basis according to the ratio of the Accumulated Value in the Fixed Account and each Portfolio of the Variable Account to the Accumulated Value of the contract as of the Rider Quarterly Anniversary. On the day of the MADB Rider Charge, the amount of the charge is determined by multiplying the MADB by the MADB Charge Rate and dividing by 4. The first MADB Rider Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the MADB Rider Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period that started on the Rider Date of Issue. If the market is closed on the date the MADB Rider Charge should be processed, the charge will be processed on the next Valuation Date.
[6]	The Thrivent Income Builder (GLWB) Rider Charge will be deducted from the Portfolios of the Variable Account on a pro rata basis according to the ratio of the Accumulated Value in each Portfolio of the Variable Account to the Accumulated Value of the Variable Account as of the Rider Quarterly Anniversary. The Thrivent Income Builder (GLWB) Rider Charge is deducted from the Fixed Account only if the Variable Account is depleted. This charge is deducted quarterly, beginning three months after the Rider Date of Issue, on the same day of the month as the Rider Date of Issue (or if that day does not occur in that month, on the last day of that month). On the day of the Thrivent Income Builder (GLWB) Rider Charge, the amount of the charge is determined by multiplying the GLWB Benefit Base by the Thrivent Income Builder (GLWB) Rider Charge Rate and dividing by 4. The first Thrivent Income Builder (GLWB) Rider Charge will be deducted on the first Rider Quarterly Anniversary for the three-month period that started on the Rider Date of Issue. Thereafter, the Thrivent Income Builder (GLWB) Rider Charge for each three-month period will be deducted on the Rider Quarterly Anniversary immediately after that three-month period. If the market is closed on the date the Thrivent Income Builder (GLWB) Rider Charge should be processed, the charge will be processed on the next Valuation Date.
The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. A complete list of the Portfolios corresponding to Subaccounts available under the Contract, including their annual expenses, may be found at the back of this document in Appendix A.
Annual Portfolio Expenses	Minimum	Maximum
(expenses that are deducted from Portfolio assets, including management fees, distribution and/or service fees, and other expenses)	0.24%	3.90%
(expenses that are deducted from Portfolio assets, including management fees, distribution and/or service fees, and other expenses after reimbursements and/or fee waivers)	0.24% [7]	1.25% [7]
[7]	The “Annual Portfolio Operating Expenses After Contractual Fee Waiver or Reimbursement” line in the above table shows the minimum and maximum fees and expenses charged by all of the Portfolios after taking into account contractual fee waiver or reimbursement arrangements in place. Those contractual arrangements are designed to reduce Annual Portfolio Operating Expenses and will continue for at least one year from the date of this prospectus.
Example
These examples are intended to help you compare the cost of investing in the Contract with cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses and Annual Portfolio expenses.
This example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the Contract has the GLWB Rider. Although your costs may be higher or lower, based on these assumptions, your costs would be8:

	Years
	1	3	5	10
If you surrender your Contract at the end of the applicable time period:
Maximum Portfolio Expenses:	$13,145	$27,169	$40,472	$74,855
Minimum Portfolio Expenses:	$ 9,778	$17,442	$24,754	$46,517
If you do not surrender your Contract at the end of the applicable time period with
Maximum Portfolio Expenses:	$ 6,973	$22,188	$37,378	$74,855
Minimum Portfolio Expenses:	$ 3,377	$ 11,869	$21,000	$46,517

[8]	For this example, the following assumptions are used: 2.50% optional benefit charge, 1.25% mortality and expense risk charge and portfolio operating expenses ranging from 3.90% to 0.24%.

This example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes no optional benefits, which are available for and additional charge. Although your costs may be higher or lower, based on these assumptions, your costs would be9:

	Years
	1	3	5	10
If you surrender your Contract at the end of the applicable time period:
Maximum Portfolio Expenses:	$11,447	$20,818	$29,257	$ 51,115
Minimum Portfolio Expenses:	$ 8,037	$10,699	$12,132	$17,795
If you do not surrender your Contract at the end of the applicable time period with
Maximum Portfolio Expenses:	$ 5,146	$15,415	$25,654	$ 51,115
Minimum Portfolio Expenses:	$ 1,516	$ 4,710	$ 8,132	$17,795

[9]	For this example, the following assumptions are used: 1.25% mortality and expense risk charge and portfolio operating expenses ranging from 3.90% to 0.24%
This example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the MADB Rider which is available for and additional charge. Although your costs may be higher or lower, based on these assumptions, your costs would be10:

	Years
	1	3	5	10
If you surrender your Contract at the end of the applicable time period:
Maximum Portfolio Expenses:	$11,778	$21,986	$ 31,211	$54,741
Minimum Portfolio Expenses:	$ 8,385	$12,007	$14,566	$22,961
If you do not surrender your Contract at the end of the applicable time period with
Maximum Portfolio Expenses:	$ 5,511	$16,684	$27,724	$54,741
Minimum Portfolio Expenses:	$ 1,888	$ 6,099	$10,566	$22,961

[10]	For this example, the following assumptions are used: 0.50% MADB Rider Charge, 0.25% mortality and expense risk charge and portfolio operating expenses ranging from 3.90% to 0.24%

Special Terms
Accumulated Value	The sum of the accumulated values for you Contract in Portfolios and the Fixed Account on or before the Maximum Annuity Date.
Annuity Date	A date when Annuity Income payments begin.
Contract	The flexible premium deferred variable annuity contract offered by Thrivent and described in this Summary Prospectus.
Contract Age	A person’s Issue Age increased by one on each Contract Anniversary.
Contract Anniversary	The same month and day of each year after issue as in the Date of Issue.
Contract Year	The first Contract Year begins on the Date of Issue and continues through the day before the first Contract Anniversary. Thereafter, a Contract Year begins on one Contract Anniversary and continues through the day before the next Contract Anniversary.
Date of Issue	The date we received Initial Premium equal to or exceeding the minimum premium amount required to issue this contract, and the date when the Initial Premium is allocated to the Portfolios of the Variable Account and to the Fixed Account.
Issue Age	A person’s age on his or her birthday nearest the Date of Issue.
Maximum Annuity Date	The latest date when Annuity Income payments must begin.
Notice	A request signed by you or provided in another manner acceptable to us and received in good order by us at our Service Center.
Owner, you, your, yours	The owner(s) of this contract.
Portfolio	A mutual fund in which a Portfolio invests. Each Portfolio invests exclusively in the shares of a corresponding Portfolio.
Qualified Plan	A contract governed by the requirements of Section 401, 403, 408, or 408A of the Internal Revenue Code, as amended.
Service Center	Thrivent Financial for Lutherans, 4321 North Ballard Road, Appleton, Wisconsin 54919-0001, telephone, 1-800-847-4836, or such other office as we may specify in a notice to the Contract Owner.
Portfolio	A subdivision of the Variable Account. Each Portfolio invests exclusively in the shares of a corresponding
Portfolio.Variable Account	Thrivent Variable Annuity Account I, which is a Separate Account of Thrivent.

Appendix: Portfolios Available Under the Contract
The following is a list of Portfolios that correspond to Subaccounts available under the Contract. More information about the Portfolios is available in the prospectuses for the Portfolios, which may be amended from time to time and can be found online at dfinview.com/Thrivent/RetirementChoice . You can also request this information at no cost by calling (800) 847-4836 or by sending an email request to mail@thrivent.com.
The current expenses and performance information below reflects fees and expenses of the Portfolios, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.
INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO (expenses/average assets)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 YEAR	5 YEAR	10 YEAR
Asset Allocation	Thrivent Aggressive Allocation Portfolio	0.76%*	TBD	TBD	TBD
Asset Allocation	Thrivent Moderate Allocation Portfolio	0.64%*	TBD	TBD	TBD
Asset Allocation	Thrivent Moderately Aggressive Allocation	0.70%*	TBD	TBD	TBD
Asset Allocation	Thrivent Moderately Conservative Allocation Portfolio	0.60%*	TBD	TBD	TBD
Bank Loan	Eaton Vance VT Floating-Rate Income Portfolio - Initial Class	1.19%	TBD	TBD	TBD
Corporate Bond	Thrivent Income Portfolio	0.44%	TBD	TBD	TBD
Diversified Emerging Markets	Fidelity VIP Emerging Markets Portfolio Service Class 2		TBD	TBD	TBD
Diversified Emerging Markets	Thrivent Partner Emerging Markets Equity Portfolio (Subadvisor: Aberdeen Asset Managers Limited)	1.20%	TBD	TBD	TBD
Emerging Markets Bond	PIMCO VIT Emerging Markets Bond Portfolio – Advisor Class	1.12%	TBD	TBD	TBD
Equity Energy	Fidelity VIP Energy Portfolio Service Class 2		TBD	TBD	TBD
Foreign Large Cap Blend	American Funds IS International Growth and Income Portfolio Class 4	1.17%	TBD	TBD	TBD
Foreign Large Cap Blend	Thrivent International Allocation Portfolio (Subadvisor: Goldman Sachs Asset Management, L.P.)	0.72%	TBD	TBD	TBD
Foreign Large Cap Blend	Thrivent International Index Portfolio	0.46%	TBD	TBD	TBD
Foreign Large Cap Growth	American Funds IS International Portfolio Class 4	0.80%	TBD	TBD	TBD

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO (expenses/average assets)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 YEAR	5 YEAR	10 YEAR
Foreign Large Cap Growth	Fidelity VIP International Capital Appreciation Portfolio Service Class 2	1.11%	TBD	TBD	TBD
Foreign Large Cap Value	Putnam International Value Portfolio – Class IB	1.17%	TBD	TBD	TBD
Foreign Small/Mid Blend	John Hancock International Small Company Trust Series II Class	1.39%	TBD	TBD	TBD
Global Real Estate	MFS Variable Insurance Trust III – Global Real Estate Portfolio – Service Class	1.17%	TBD	TBD	TBD
Health	Thrivent Partner Healthcare Portfolio	0.88%	TBD	TBD	TBD
High Yield Bond	Thrivent High Yield Portfolio	0.44%	TBD	TBD	TBD
Income Plus	Thrivent Balanced Income Plus Portfolio	0.66%	TBD	TBD	TBD
Income Plus	Thrivent Diversified Income Plus Portfolio	0.50%	TBD	TBD	TBD
Income Plus	Thrivent Opportunity Income Portfolio	0.65%	TBD	TBD	TBD
Inflation Protected Bond	PIMCO VIT Real Return – Advisor Class	1.63%	TBD	TBD	TBD
Intermediate Core Bond Income	Goldman Sachs VIT Core Fixed Income Portfolio – Service Class	0.67%	TBD	TBD	TBD
Intermediate Core Bond Income	John Hancock Core Bond Trust – Series II Class	0.86%	TBD	TBD	TBD
Intermediate Core-Plus Bond	BlackRock Total Return V.I. Portfolio Class III	0.94%	TBD	TBD	TBD
Intermediate Government Bond	Thrivent Government Bond Portfolio	0.46%	TBD	TBD	TBD
Large Cap Blend	American Funds IS Growth-Income Portfolio Class 4	1.05%	TBD	TBD	TBD
Large Cap Blend	Principal Capital Appreciation – Class 2	0.90%	TBD	TBD	TBD
Large Cap Blend	Putnam VT Research – Class IB	1.03%	TBD	TBD	TBD
Large Cap Blend	Thrivent ESG Index Portfolio	0.38%	TBD	TBD	TBD
Large Cap Blend	Thrivent Large Cap Index Portfolio	0.24%	TBD	TBD	TBD
Large Cap Growth	Janus Henderson Forty -Service Class	1.02%	TBD	TBD	TBD
Large Cap Growth	Thrivent All Cap Portfolio	0.71%	TBD	TBD	TBD
Large Cap Growth	Thrivent Large Cap Growth Portfolio	0.44%	TBD	TBD	TBD

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO (expenses/average assets)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 YEAR	5 YEAR	10 YEAR
Large Cap Value	Fidelity VIP Value Portfolio Service Class 2	0.92%	TBD	TBD	TBD
Large Cap Value	MFS Variable Insurance Trust – Value Series – Service Class	0.96%	TBD	TBD	TBD
Large Cap Value	Principal VC Equity Income – Class 2	0.72%	TBD	TBD	TBD
Large Cap Value	Thrivent Large Cap Value Portfolio	0.63%	TBD	TBD	TBD
Long Government Bond	PIMCO VIT Long-Term U.S. Government – Advisor Class	0.85%	TBD	TBD	TBD
Mid Cap Blend	Thrivent Mid Cap Index Portfolio	0.26%	TBD	TBD	TBD
Mid Cap Blend	Thrivent Mid Cap Stock Portfolio	0.66%	TBD	TBD	TBD
Mid Cap Growth	Janus Henderson Enterprise Portfolio – Service Class	0.97%	TBD	TBD	TBD
Mid Cap Growth	Thrivent Mid Cap Growth Portfolio	0.85%	TBD	TBD	TBD
Mid Cap Value	MFS Variable Insurance Trust III – Mid Cap Value Portfolio– Service Class	1.06%	TBD	TBD	TBD
Mid Cap Value	Thrivent Mid Cap Value Portfolio	0.90%	TBD	TBD	TBD
Multi-Sector Bond	John Hancock Strategic Income Opportunities Trust Series II Class	0.95%	TBD	TBD	TBD
Multi-Sector Bond	Thrivent Multidimensional Income Portfolio	1.25%	TBD	TBD	TBD
Multi-Sector Bond	Thrivent Opportunity Income Plus Portfolio	0.65%	TBD	TBD	TBD
Nontraditional Bond	Templeton Global Bond VIP – Class 2	0.76%	TBD	TBD	TBD
Prime Money Market	Thrivent Money Market Portfolio	0.45%	TBD	TBD	TBD
Real Estate	Thrivent Real Estate Securities Portfolio	0.85%	TBD	TBD	TBD
Short-Term Bond	Thrivent Limited Maturity Bond	0.44%	TBD %	TBD	TBD
Small Cap Blend	Goldman Sachs VIT Small Cap Equity Insights Portfolio – Service Shares	1.06%	TBD	TBD	TBD
Small Cap Blend	Thrivent Small Cap Index Portfolio	0.25%	TBD	TBD	TBD
Small Cap Growth	MFS Variable Insurance Trust – New Discovery Series Portfolio – Service Class	1.19%	TBD	TBD	TBD

INVESTMENT TYPE	PORTFOLIO COMPANY AND ADVISER/SUBADVISER	CURRENT EXPENSE RATIO (expenses/average assets)	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 YEAR	5 YEAR	10 YEAR
Small Cap Growth	Thrivent Small Cap Growth Portfolio	0.95%	TBD	TBD	TBD
Small Cap Growth	Thrivent Small Cap Stock Portfolio	0.73%	TBD	TBD	TBD
Small Cap Value	Franklin Small Cap Value VIP – Class 2	0.93%	TBD	TBD	TBD
Technology	MFS Variable Insurance Trust II – Technology Portfolio – Service Class	1.22%	TBD	TBD	TBD
World Bond	PIMCO VIT Global Bond Opportunities – Advisor Class	1.13%	TBD	TBD	TBD
World Large Cap Stock	American Funds IS Global Growth Portfolio Class 4	1.07%	TBD	TBD	TBD
World Large Cap Stock	Thrivent Global Stock Portfolio	0.64%	TBD	TBD	TBD
World Large Cap Stock	Thrivent Low Volatility Equity Portfolio	0.80%	TBD	TBD	TBD
*The expenses listed are after a fee or expense reimbursement

The table below identifies which portfolio companies are available for use with the Thrivent Income Builder Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider. You must allocate funds according to the limitation listed for each group.
ALLOCATION OPTIONS	LIMITATION*
Group 1 Thrivent Fixed Account	0-10%
Group 2
BlackRock Total Return V.I. Portfolio
Eaton Vance VT Floating-Rate Income Portfolio
Goldman Sachs VIT Core Fixed Income Portfolio
John Hancock JHVIT Core Bond Portfolio
John Hancock JHVIT Strategic Income Opportunities Portfolio
PIMCO VIT Global Bond Opportunities (unhedged) Portfolio
PIMCO VIT Long-Term US Government Portfolio
PIMCO VIT Real Return Portfolio
Templeton Global Bond VIP Portfolio
Thrivent Government Bond Portfolio
Thrivent High Yield Portfolio
Thrivent Income Portfolio
Thrivent Limited Maturity Bond Portfolio
Thrivent Money Market Portfolio	20-90%
Group 3
American Funds IS® Global Growth Portfolio
American Funds IS® Growth-Income Portfolio
American Funds IS® International Portfolio
American Finds IS® International Growth and Income Portfolio
Thrivent Aggressive Allocation Portfolio
Thrivent All Cap Portfolio
Thrivent Balanced Income Plus Portfolio
Thrivent Diversified Income Plus Portfolio
Thrivent ESG Index Portfolio
Thrivent Global Stock Portfolio
Thrivent International Allocation Portfolio
Thrivent International Index Portfolio
Thrivent Moderately Conservative Allocation Portfolio
Thrivent Multidimensional Income Portfolio
Thrivent Opportunity Income Plus Portfolio	0-70%
Group 4 Thrivent Small Cap Growth Portfolio Thrivent Small Cap Index Portfolio Thrivent Small Cap Stock Portfolio	0-40%
Thrivent Partner Emerging Markets Equity Portfolio Thrivent Partner Healthcare Portfolio Thrivent Real Estate Securities Portfolio	0-10%
*You must enroll in automatic quarterly rebalancing.

This summary prospectus incorporates by reference the Thrivent Retirement Choice prospectus and Statement of Additional Information (SAI), both dated April 30, 2021, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.
32066SPR R4-21
EDGAR Contract No. C000220060